UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 26, 2011 (August 24, 2011)

Date of Report (date of earliest event reported)

TRANSCEPT PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1003 W. Cutting Blvd., Suite #110

Point Richmond, California 94804

(Address of principal executive offices)

(510) 215-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On August 24, 2011, the Compensation Committee of Transcept Pharmaceuticals, Inc. (the “Company”), having already considered input from the Company’s independent compensation consultants and the Board of Directors, approved a 2011 Special Incentive Option Grant designed to retain and incentivize Company personnel after receipt of the July 14, 2011 Intermezzo® Complete Response Letter from the U.S. Food and Drug Administration. The following table details the 2011 Special Incentive Option Grants made to the executive officers of the Company that were named in the Summary Compensation Table of the Company’s 2011 Proxy Statement:

Executive Officer	Number of Options(1)
Glenn A. Oclassen President and Chief Executive Officer	155,000
Thomas P. Soloway Senior Vice President, Operations and Chief Financial Officer	77,500
Nikhilesh N. Singh, Ph.D. Senior Vice President, Chief Scientific Officer	77,500
Joseph T. Kennedy Vice President, General Counsel	77,500

(1)

2011 Special Incentive Options Grants were granted under the Company’s 2006 Incentive Award Plan, on August 24, 2011 at an exercise price of $2.68 per share, the closing price of the Company’s Common Stock as reported on the NASDAQ Global Market at the close of business on August 24, 2011. Fifty percent of the 2011 Special Incentive Option Grants vest upon approval by the U.S. Food and Drug Administration (“FDA”) of Intermezzo® and the remaining 50% vest on the first anniversary of any such approval; provided, in each case, such FDA approval occurs no later than August 24, 2013. These options automatically expire should the Board of Directors decide to cease development of Intermezzo® or if Intermezzo® approval is not received on or prior to August 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.
Date: August 26, 2011

	By:	/s/ Marilyn E. Wortzman
Name: Marilyn E. Wortzman
Title: Vice President, Finance